UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 16, 2012 (Date of earliest event reported)
Portfolio Recovery Associates, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50058 (Commission File Number)	75-3078675 (IRS Employer Identification Number)

120 Corporate Boulevard, Norfolk, Virginia (Address of principal executive offices)		23502 (Zip Code)
888-772-7326 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 16, 2012, the Company issued a press release announcing its unaudited financial results for the three months and year ended December 31, 2011. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of Item 2.02.

The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events

On February 2, 2012, the Board of Directors has authorized a share repurchase program of up to $100 million of the Company's outstanding shares of common stock. The program will be administered by a special committee of the Board. Repurchases would depend on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Portfolio Recovery Associates, Inc. dated February 16, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2012	PORTFOLIO RECOVERY ASSOCIATES, INC. By: /s/ Kevin P. Stevenson Kevin P. Stevenson EVP/CFO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Portfolio Recovery Associates, Inc. dated February 16, 2012